UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010
GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 North Carroll Avenue, Suite 120, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 817-240-0202

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On February 12, 2010, Geos Communications, Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement)” with D Mobile, Inc., a Delaware corporation (“D Mobile”), Jonathan Serbin (“Serbin”) and D Mobile Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”).  Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of Geos, Merger Sub and D Mobile, D Mobile will be merged with and into Merger Sub (the “Merger”) with Merger Sub surviving as a wholly-owned subsidiary of the Company.

Subject to certain conditions, the total consideration to be issued in the Merger is 4,125.79 shares of Geos Series G Convertible Preferred Stock, no par value per share (“Parent Preferred Stock”), and warrants to purchase 753.01 shares of Parent Preferred Stock at a price of $0.50 per share (“Parent Warrants”).  Pursuant to the Merger Agreement the Parent Preferred Stock consideration was reduced by 121.20 shares of Parent Preferred Stock to repay that certain Convertible Promissory Note dated December 22, 2009 issued by D Mobile in favor of the Company.  Additionally, at Closing (i) 845.63 shares of Parent Preferred Stock and 154.33 Parent Warrants will be heldback by the Company in order to satisfy Serbin’s and the other D Mobile securityholders’ indemnification obligations under the Merger Agreement and (ii)177.53 shares of Parent Preferred Stock will be heldback to satisfy the conversion provisions of the convertible note which Pypo Holdings (HK) Company Limited (“PHL”) has the option to purchase pursuant to that certain Subscription and Purchase Agreement, dated October 2009, by and between D Mobile and PHL (collectively, the “Holdbacks”).  Any Parent Preferred Stock or Parent Warrants remaining after the expiration of the holdback periods set forth in the Merger Agreement, will be issued pro rata to the D Mobile securityholders.

The consummation of the Merger is subject to certain customary conditions, including, among others: (i) the approval of the Merger Agreement and the Merger by the holders of at least 90% of the D Mobile Common Stock, D Mobile Series A Preferred Stock and D Mobile warrants, voting as a single group on an as-converted basis, (ii) the execution of Option Repurchase and Cancellation Agreements (as defined in the Merger Agreement) by all holders of D Mobile options, and (iii) the completion of, and the Company’s satisfaction with, the due diligence investigation of D Mobile and its subsidiaries.   The Merger Agreement may be terminated under certain customary circumstances, including closing of the Merger has not occurred on or before February 19, 2010.

The Merger Agreement contains customary covenants, including, among others, an agreement to provide Serbin with observation rights on the Company’s Board of Directors, and to nominate Serbin for election as a director to the Company’s Board of Directors at its 2010 annual meeting.

      The Merger Agreement is included as an exhibit to this Current Report on Form 8-K to provide additional information regarding the terms of the transactions described herein and is not intended to provide any other factual information or disclosure about the Company, Merger Sub, Serbin or D Mobile. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of a specific date, were solely for the benefit of the parties to such agreement (except as to certain indemnification obligations), are subject to limitations agreed upon by the contracting parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between and among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  Investors are not third-party beneficiaries under the Merger Agreement and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub, Serbin or D Mobile or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Company agrees to furnish supplementally a copy of any omitted schedule to the Merger Agreement to the Commission upon request.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 12, 2010, the Board of Directors voted to amend the Company’s bylaws to provide prior oral or written notice of a special Board meeting without a time requirement rather than at least two days prior notice and to provide for written notice of special Board meetings by e-mail transmission.

Effective February 16, 2010, the Company filed a Certificate of Designations of Rights and Preferences of Series G Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Washington, designating 20,000 shares of Preferred Stock Series G, no par value (the “Series G Preferred Shares”).

The holders of the Series G Preferred Shares will be entitled to receive dividends payable on the stated value, or $1,000, of each Series G Preferred Share at the rate of 6.00% per annum, and be due and payable on the third (3rd) anniversary of the first date of issuance of any of the Series G Preferred Shares (the “Initial Issuance Date”).  Dividends may be paid in cash or shares of the Company’s Common Stock at the election of the Company

Each share of the Series G Preferred Shares is convertible at the option of the holder into shares of Company Common Stock. The number of shares of Company Common Stock issuable upon conversion is determined by dividing the stated value, or $1,000, by a conversion price of $0.50, subject to adjustment as provided in the Certificate of Designations (the “Conversion Rate”).  In addition, each share of Series G Preferred Shares will automatically convert at the Conversion Rate if certain milestones provided in the Certificate of Designations are met.

At any time on or after the third (3rd) anniversary of the Initial Issuance Date, upon the written request of any holder, the Company shall redeem all of the outstanding Series G Preferred Shares requested to be redeemed by such holder for an amount in cash per Series G Preferred Share equal to $1,000 plus any accrued but unpaid dividends thereon.

Except as otherwise provided in the Certificate of Designations, each holder of Series G Preferred Shares shall be entitled to vote on all matters submitted for a vote of the holders of Common Stock a number of votes equal to the number of full shares of Common Stock into which such holder’s shares of Series G Preferred Shares could then be converted pursuant to the Certificate of Designations (regardless of whether or not such shares could legally be converted at such time).  Except as otherwise required by the Certificate of Designation or by the Washington Business Corporation Act, the holders of the Series G Preferred Shares shall vote with the holders of outstanding Common Stock and any other preferred shares entitled to vote on any such matter, and not as a separate class or series.

The foregoing description of the Series G Preferred Shares is qualified in its entirety by reference to the Certificate of Designations, dated February 16, 2010, filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.  Any financial statements that are required pursuant to Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro forma financial information.   Any pro forma financial statements that are required pursuant to Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Geos Communications, Inc., Duo Guo Acquisition, Inc., Jonathan Serbin and D Mobile, Inc.

4.1	Certificate of Designations of Rights and Preferences of Series H Convertible Preferred Stock

4.2	Amendment to Section 4.4 of the Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date February 19, 2010
By:	/s/ Chris Miltenberger
Name	Chris Miltenberger
Title:	President